PROMISSORY NOTE AND SECURITY AGREEMENT

$109,395.00	May 17, 2002 San Diego, California

     1. FOR VALUE RECEIVED, the undersigned maker promises to pay Amylin Pharmaceuticals, Inc. (“Amylin”), at 9373 Towne Centre Drive, Suite 250, San Diego, California 92121, the principal sum of ONE HUNDRED NINE THOUSAND THREE HUNDRED NINETY-FIVE DOLLARS ($109,395.00) with interest on the unpaid principal at the rate of four and three quarters percent (4.75%) per annum during the time such principal remains outstanding.

     2. This Note is payable on demand; provided that unless and until such demand is earlier made, this Note is due and payable on December 31, 2002. Maker hereby authorizes Amylin to deduct any payments on this Note from maker’s earnings from Amylin at any time.

     3. This Note may be prepaid in whole or in part at any time without penalty or premium, provided that each such prepayment shall be applied first to accrued interest.

     4. The maker of this Note hereby waives presentment, demand, protest or notice of any kind, and agrees to reimburse Amylin for any costs or expenses of collection or enforcement (including attorney’s fees) of this Note.

     5. The maker of this Note hereby grants to Amylin a security interest in the Twenty-Three Thousand Four Hundred shares of common stock of Amylin held by maker represented by Certificates numbered AML9961 & AML9962 and any replacement certificates (“Collateral”) to secure the repayment of this Note, and in accordance with that certain Stock Pledge Agreement entered into by the parties on May 17, 2002 (“Pledge Agreement”). In the event of default in the payment of this Note, Amylin shall have such rights with respect to the Collateral as are granted to a secured party by the California Commercial Code then in effect, and as set forth in the Pledge Agreement. Maker agrees to execute a UCC-1 financing statement or such other documentation as Amylin may reasonably request from time to time to evidence the security interest granted herein.

     6. This Note shall be construed in accordance with and governed by the laws of the State of California.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date set forth above.

“Maker” —————————————— Orville G. Kolterman, M.D.